                                                         Exhibit No. EX-99.h.2.a

                                 ASSETMARK FUNDS
                            FORM OF AMENDMENT TO THE
                       TRANSFER AGENT SERVICING AGREEMENT

     THIS  AMENDMENT  dated as of this 15th day of May,  2007,  to the  Transfer
Agent Servicing Agreement,  dated as of May 11, 2001, as amended August 27, 2002
(the  "Agreement"),  is entered into by and between  AssetMark Funds, a Delaware statutory trust (the "Trust") and U.S.  Bancorp Fund Services,  LLC, a Wisconsin
limited liability company ("USBFS").

                                    RECITALS

     WHEREAS, the parties have entered into an Agreement; and

     WHEREAS, the parties desire to amend the Agreement to add funds and related fees; and

     NOW, THEREFORE, the parties agree as follows:

     Exhibit A of the Agreement is hereby superseded and replaced with Exhibit A attached hereto.

Except to the extent amended  hereby,  the Agreement  shall remain in full force and effect.

     IN WITNESS  WHEREOF,  the parties  hereto have caused this  Amendment to be executed by a duly authorized officer on one or more counterparts as of the date and year first written above.

ASSETMARK FUNDS                        U.S. BANCORP FUND SERVICES, LLC

By: ______________________________     By: ________________________________

Name:_____________________________     Name: ______________________________

Title: ___________________________     Title:  ____________________________

                         Exhibit A to the Transfer Agent
                      Servicing Agreement - AssetMark Funds

                       Separate Series of AssetMark Funds

AssetMark International Equity Fund
AssetMark Large Cap Growth Fund
AssetMark Large Cap Value Fund
AssetMark Real Estate Securities Fund
AssetMark Small/Mid Cap Growth Fund
AssetMark Small/Mid Cap Value Fund
AssetMark Tax-Exempt Fixed Income Fund
AssetMark Fundamental Index(TM) Large Company Growth Fund
AssetMark Fundamental Index(TM) Large Company Value Fund
AssetMark Fundamental Index(TM) Small Company Growth Fund
AssetMark Fundamental Index(TM) Small Company Value Fund
AssetMark Fundamental Index(TM) International Equity Fund

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                         U.S. BANCORP FUND SERVICES, LLC
                    TRANSFER AGENT SERVICES -AssetMark Funds

                               ANNUAL FEE SCHEDULE
                             EFFECTIVE JULY 1, 2005
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Shareholder Account Fee (Subject to Minimum)               Extraordinary services - quoted separately
     No-Load  - $15.00 per  account
     Load Fund - $16.00 per account                        File Transfer - $160 per month plus $.01/record
     Money Market - $21.00 per account
                                                                          Service Charges to Investors
Annual Minimum
     $12,000 per fund or class                             Qualified Plan Fees (Billed to Investors)
     $28,000 first load or money market fund                        $12.50 per qualified plan account (Cap at $25.00
                                                           per SSN)
Activity Charges:                                                   $5.00 per education IRA account (Cap at $25.00
Telephone Call - $1.00 per call                            per SSN)
Draft Check Processing - $1.00 per draft                            $15.00 per transfer to successor trustee
Daily Valuation Trades - $6.75 per trade                            $15.00 per distribution to participant
                                                           (Excluding SWPs)
ACH Shareholder Services:                                           $15.00 per refund of excess contribution
$125 per month per fund group
$0.50 per ACH item, setup and/or change                    Additional Shareholder Fees (Billed to Investors)
$5.00 per correction, reversal, return item                         $12.00 per outgoing wire transfer
                                                                    $5.00 per telephone exchange
Plus out-of-pocket expenses, including but not limited              $25.00 per return check or ACH
to:                                                                 $20.00 per stop payment
         Telephone - toll-free lines                                $5.00 per research request (For requested items
         Postage                                             of the second calendar year [or previous] to the
         Stationery, Envelopes                               request)(Cap at $25.00)
         Programming, Special Reports
         Insurance                                         Fees and  out-of-pocket expenses are billed to the fund
         Record Retention                                  monthly
         Microfilm/fiche of records
         Proxies, Proxy Services                           If the funds allow direct retail shareholders, the
         ACH fees                                          following schedule also applies:
         NSCC charges                                       - Additional 1 basis point per year.
         All other out-of-pocket expenses

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                                           U.S. BANCORP FUND SERVICES, LLC
                                          ASSETMARK FUNDAMENTAL INDEX FUNDS

                                          ANNUAL FEE SCHEDULE - April 2007
----------------------------------------------------------------------------------------------------------------------
Shareholder Account Fee (Subject to Minimum)               File Transfer - $160 per month plus $.01/record
     No-Load  - $15.00 per  account
     Load Fund - $16.00 per account                                       Service Charges to Investors
     Money Market - $21.00 per account                     Qualified Plan Fees (Billed to Investors)
                                                                    $12.50 per qualified plan account (Cap at $25.00
Annual Minimum*                                            per SSN)
     $12,000 per fund or class                                      $5.00 per education IRA account (Cap at $25.00
     $28,000 first load or money market fund               per SSN)
                                                                    $15.00 per transfer to successor trustee
If the funds allow direct retail shareholders, the                  $15.00 per distribution to participant
following schedule also applies:                           (Excluding SWPs)
-        Additional 1 basis point per year.                         $15.00 per refund of excess contribution

Activity Charges:                                          Additional Shareholder Fees (Billed to Investors)
Telephone Call - $1.00 per call                                     $12.00 per outgoing wire transfer
Draft Check Processing - $1.00 per draft                            $5.00 per telephone exchange
Daily Valuation Trades - $6.75 per trade                            $25.00 per return check or ACH
ACH Shareholder Services:                                           $20.00 per stop payment
   $125 per month per fund group                                    $5.00 per research request (For requested items
   $0.50 per ACH item, setup and/or change                   of the second calendar year [or previous] to the
   $5 per correction, reversal, return item                  request)(Cap at $25.00)

Plus out-of-pocket expenses, including but not limited     Fees and out-of-pocket expenses are billed monthly.
to:
         Telephone - toll-free lines                       *Minimum - In the following months, if the fund family is
         Postage                                           at the minimum, the following fee applies.  After the
         Stationery, Envelopes                             10th month, the above schedule applies.
         Programming, Special Reports                      1st month- Fees waived
         Insurance                                         2nd month- 10% of monthly minimum
         Record Retention                                  3rd month- 20% of monthly minimum
         Microfilm/fiche of records                        4th month- 30% of monthly minimum
         Proxies, Proxy Services                           5th month- 40% of monthly minimum
         ACH fees                                          6th month- 50% of monthly minimum
         NSCC charges                                      7th month- 60% of monthly minimum
         All other out-of-pocket expenses                  8th month- 70% of monthly minimum
                                                           9th month- 80% of monthly minimum
Extraordinary services - quoted separately                 10th month-90% of monthly minimum
                                                           11th month-100% of monthly minimum
                                                           12th month-100% of monthly minimum

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